Post-Effective Amendment No. 2 to
                                                       SEC File No. 70-8593



                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                       FORM U-1

                                     APPLICATION

                                        UNDER


                THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")

                     GENERAL PUBLIC UTILITIES CORPORATION ("GPU")
                                100 Interpace Parkway
                          Parsippany, New Jersey  07054
                  (Name of company filing this statement and address
                            of principal executive office)





          T.G. Howson, Vice President        Douglas E. Davidson, Esq.
            and Treasurer                    Berlack,  Israels  &  Liberman LLP
          M. A. Nalewako, Secretary          120 West 45th Street
          GPU Service Corporation            New York, New York 10036
          100 Interpace Parkway
          Parsippany, New Jersey 07054



                     (Names and addresses of agents for service)





               GPU hereby  post-effectively amends its Application  on Form

          U-1,  docketed in SEC File  No. 70-8593, by  filing the following exhibit and financial statements in Item 6 thereof:



                    (a)  Exhibits:

                              G       - Financial Data Schedule.




                    (b)  Financial Statements:

                              1    -    GPU  Consolidated  Balance  Sheets,
                                        actual  and pro  forma, as  at June
                                        30,  1995  and Consolidated  State-
                                        ments   of   Income  and   Retained
                                        Earnings, actual and pro forma, for
                                        the  twelve  months ended  June 30,
                                        1995; pro forma journal entries.

                              2    -    GPU  (Corporate)   Balance  Sheets,
                                        actual  and pro  forma, as  at June
                                        30,    1995    and     Consolidated
                                        Statements  of Income  and Retained
                                        Earnings, actual and pro forma, for
                                        the  twelve  months ended  June 30,
                                        1995; pro forma journal entries.





























                                      SIGNATURE

                    PURSUANT  TO THE  REQUIREMENTS  OF  THE PUBLIC  UTILITY

          HOLDING COMPANY  ACT OF 1935,  THE UNDERSIGNED  COMPANY HAS  DULY

          CAUSED  THIS STATEMENT TO BE  SIGNED ON ITS  BEHALF BY THE UNDER-

          SIGNED THEREUNTO DULY AUTHORIZED.



                                        GENERAL PUBLIC UTILITIES CORPORATION


                                        By: ________________________________
                                             T.G. Howson
                                             Vice President and Treasurer





          Date:  October 30, 1995